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                                                                      Exhibit 21



                                  SUBSIDIARIES


Listed below are the principal subsidiaries of Kaiser Aluminum Corporation, the jurisdiction of their incorporation or organization, and the names under which such subsidiaries do business. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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
                                                                  Place of
                                                                  Incorporation
     Name                                                         or Organization
     ----                                                         ---------------
     Alpart Jamaica Inc. ......................................   Delaware
     Alumina Partners of Jamaica (partnership).................   Delaware
     Anglesey Aluminium Limited................................   United Kingdom
     Kaiser Alumina Australia Corporation......................   Delaware
     Kaiser Aluminium International, Inc.......................   Delaware
     Kaiser Aluminum & Chemical Corporation....................   Delaware
     Kaiser Aluminum & Chemical of Canada Limited..............   Ontario
     Kaiser Bauxite Company....................................   Nevada
     Kaiser Bellwood Corporation...............................   Delaware
     Kaiser Finance Corporation ...............................   Delaware
     Kaiser Jamaica Bauxite Company (partnership)..............   Jamaica
     Kaiser Jamaica Corporation................................   Delaware
     Queensland Alumina Limited................................   Queensland
     Volta Aluminium Company Limited...........................   Ghana
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

Principal       California                                              South Carolina
Domestic          Laguna Niguel                                           Greenwood
Operations          Administrative Offices                                  Engineered Products
and               Los Angeles (City of Commerce)                          Greenwood
Administrative      Engineered Products                                     Engineered Products Machine Shop
Offices           Oxnard                                                Tennessee
(Partial List)      Engineered Products                                   Jackson
                  Pleasanton                                                Engineered Products
                    R&D at the Center for Technology,                   Texas
                    Administrative Offices                                Houston
                Louisiana                                                   Kaiser Aluminum Corporation Headquarters
                  Baton Rouge                                             Sherman
                    Alumina Business Unit Offices                           Engineered Products
                  Gramercy                                              Virginia
                    Alumina                                               Richmond
                Michigan                                                    Engineered Products
                  Detroit (Southfield)                                  Washington
                    Automotive Product Development and Sales              Mead
                Ohio                                                        Primary Aluminum,
                  Newark                                                    Northwest Engineering Center
                    Engineered Products                                   Richland
                Oklahoma                                                    Engineered Products
                  Tulsa                                                   Tacoma
                    Engineered Products                                     Primary Aluminum
                                                                          Trentwood
                                                                            Flat-Rolled Products



Principal       Australia                                               Jamaica
Worldwide         Queensland Alumina Limited (28.3%)                      Alumina Partners of Jamaica (65%)
Operations          Alumina                                                 Bauxite, Alumina
(Partial List)  Canada                                                    Kaiser Jamaica Bauxite Company (49%)
                  Kaiser Aluminum & Chemical of                             Bauxite
                  Canada Limited (100%)                                 Wales, United Kingdom
                    Engineered Products                                   Anglesey Aluminium Limited (49%)
                Ghana                                                       Primary Aluminum
                  Volta Aluminium Company Limited (90%)
                    Primary Aluminum

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